Exhibit 10.1

AMENDMENT NO. 4
 TO CREDIT AGREEMENT

This Amendment No. 4 to Credit Agreement (this “Amendment”) is executed as of November 16, 2016, among the Lenders party hereto (which Lenders constitute all of the Lenders as of the date of this Amendment), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in that capacity, “Administrative Agent”), and SUPREME INDUSTRIES, INC., a Delaware corporation (“Borrower”); and is acknowledged by the Subsidiary Guarantors.

The Lenders, Administrative Agent, and Borrower entered into an Amended and Restated Credit Agreement dated as of April 29, 2013 (as amended, restated, supplemented, or otherwise modified before the date of this Amendment, the “Credit Agreement”).  The Lenders, Administrative Agent, and Borrower now desire to amend certain terms and provisions of the Credit Agreement as set forth in this Amendment.

Accordingly, the parties agree as follows:

1.                                      Definitions. Defined terms used but not defined in this Amendment are as defined in the Credit Agreement.

2.                                      Limited Consent and Amendment.

(a)                                 Borrower has informed the Administrative Agent that Borrower desires to make one or more cash distributions to its shareholders in the aggregate amount of up to $6,500,000 on or about January 2, 2017, which distributions shall not require any borrowings under the Credit Agreement (collectively, the “2017 Special Dividend”).

(b)                                 Borrower hereby acknowledges that Borrower’s payment of the 2017 Special Dividend would, absent Administrative Agent’s and the applicable Lenders’ consent or an amendment to the Credit Agreement, result in the occurrence of one or more Events of Default under the Credit Agreement, including, without limitation, under Section 10.2(d) of the Credit Agreement as the result of one or more failures to perform or observe the covenants contained in the Credit Agreement (without taking into account the terms and conditions of this Amendment).

(c)                                  Subject to satisfaction of the conditions set forth in Section 4 hereof, the Administrative Agent and the Lenders hereby consent to Borrower’s payment of the 2017 Special Dividend.

(d)                                 Effective as of the date of this Amendment but subject to satisfaction of the conditions precedent in Section 4 hereof, Section 1.1 of the Credit Agreement is hereby amended to add the following definition in the proper alphabetical order as follows:

“‘2017 Special Dividend’ means certain cash dividends in an aggregate amount of up to $6,500,000 paid or to be paid by the Borrower to its shareholders on a pro rata basis, which payments shall occur on or about January 2, 2017 .”

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(e)                                  Effective as of the date of this Amendment but subject to satisfaction of the conditions precedent in Section 4 hereof, the definition of “Consolidated Fixed Charges” in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

“‘Consolidated Fixed Charges’ means, for any period, the sum of the following determined on a Consolidated basis for such period, without duplication, for the Borrower and its Subsidiaries (other than Supreme Insurance) in accordance with GAAP: (a) Consolidated Interest Expense paid in cash, (b) scheduled principal payments with respect to Indebtedness (other than any GM Credited Principal Payment), (c) federal, state, local, and foreign income taxes paid in cash, and (d) cash dividends and distributions (other than the 2016 Special Dividend and/or 2017 Special Dividend, to the extent applicable for any such period).”

(f)                                   Effective as of the date of this Amendment but subject to satisfaction of the conditions precedent in Section 4 hereof, Section 9.6(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(e) the Borrower may pay cash dividends to the holders of shares of its Capital Stock, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower is in compliance on a Pro Forma Basis (as of the date of such payment of cash dividends and after giving effect thereto) with each covenant contained in Section 9.15, and (iii) the aggregate amount of all such cash dividends (other than the 2016 Special Dividend and the 2017 Special Dividend, as applicable) paid in any Fiscal Quarter does not exceed an amount equal to 50% of Consolidated Net Income for the immediately preceding Fiscal Quarter.”

3.                                      Representations. To induce Administrative Agent and the Lenders to enter into this Amendment, Borrower hereby represents to Administrative Agent and the Lenders as follows:

(1)                                 that Borrower is duly authorized to execute and deliver this Amendment, that Borrower is duly authorized to borrow monies under the Credit Agreement, and that each Credit Party is duly authorized to perform its obligations under the Loan Documents;

(2)                                 that the execution and delivery of this Amendment by Borrower and the performance by each Credit Party of its obligations under the Loan Documents do not and will not violate any material provision of law or of their respective articles of incorporation or bylaws, limited partnership agreement, or certificate of formation or operating agreement, as applicable, or of any order, judgment, or decree of any court or other Governmental Authority binding on them;

(3)                                 that the Loan Documents (including this Amendment) are a legal, valid, and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms, except as enforcement is limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;

(4)                                 that, after giving effect to this Amendment, the representation and warranties set forth in Section 7 of the Credit Agreement are true and correct in all material respects (but if any representation or warranty is by its terms qualified by concepts of materiality, that representation

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or warranty is true and correct in all respects), in each case with the same effect as if such representations and warranties had been made on the Amendment Effective Date, except to the extent that any such representation or warranty expressly relates to an earlier date;

(5)                                 that, after giving effect to this Amendment, Borrower has complied with and is in compliance with all of the covenants set forth in the Credit Agreement, including those set forth in Section 8 and Section 9 of the Credit Agreement; and

(6)                                 that, as of date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.                                      Conditions. This Amendment will become effective as of the date of this Amendment when Administrative Agent, the Lenders, Borrower and the Subsidiary Guarantors have delivered a fully executed copy of this Amendment to the Administrative Agent, together with (a) fully executed copies of any other agreements and documents requested by the Administrative Agent or the Lenders in connection with this Amendment and (b) confirmation of the payment of all fees and expenses contemplated herein and therein.  Administrative Agent’s delivery to Borrower of a copy of this Amendment executed by all necessary parties described in this Section 4 will be deemed evidence that the conditions to the effectiveness of this Amendment have been met.  The Lenders hereby authorize and direct Administrative Agent to execute this Amendment.

5.                                      Miscellaneous.

(a) This Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York.  Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

(b)                                 This Amendment binds Administrative Agent, the Lenders, and Borrower and their respective successors and assigns, and will inure to the benefit of Administrative Agent, the Lenders, Borrower and the successors and assigns of Administrative Agent and each Lender.

(c)                                  Except as specifically modified by the terms of this Amendment, all other terms and provisions of the Credit Agreement and the other Loan Documents are incorporated by reference in this Amendment and in all respects continue in full force and effect.  Borrower, by execution of this Amendment, and each Subsidiary Guarantor, by acknowledgement of this Amendment, hereby reaffirm, assume, and bind themselves to all of the obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents, as applicable.

(d)                                 This Amendment is a Loan Document. Borrower acknowledges that Administrative Agent’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in drafting this Amendment shall be paid by Borrower and the other Credit Parties in accordance with Section 12.3(a) of the Credit Agreement.

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(e)                                  The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signature pages and acknowledgment to follow]

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The parties are signing this Amendment No. 4 to Credit Agreement as of the date stated in the introductory clause.

SUPREME INDUSTRIES, INC.,
as Borrower

By:	/s/ Matthew W. Long
Name:	Matthew W. Long
Title:	Chief Financial Officer

Supreme — Amendment No. 4 to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:	/s/ David W. O’Neal
Name:	David W. O’Neal
Title:	Senior Vice President

Supreme — Amendment No. 4 to Amended and Restated Credit Agreement

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Donald J. Robinson-Gay
Name:	Donald J. Robinson-Gay
Title:	Senior Vice President & Director

Supreme — Amendment No. 4 to Amended and Restated Credit Agreement

Acknowledged by the undersigned,
each of which is a Subsidiary Guarantor:

SUPREME CORPORATION,		SUPREME INDIANA OPERATIONS, INC.,
a Texas corporation		a Delaware corporation

By:	/s/ Matthew W. Long	By:	/s/ Matthew W. Long
Name: Matthew W. Long		Name: Matthew W. Long
Title: Chief Financial Officer		Title: Chief Financial Officer

SUPREME CORPORATION OF GEORGIA,		SUPREME CORPORATION OF TEXAS,
a Texas corporation		a Texas corporation

By:	/s/ Matthew W. Long	By:	/s/ Matthew W. Long
Name: Matthew W. Long		Name: Matthew W. Long
Title: Chief Financial Officer		Title: Chief Financial Officer

SUPREME TRUCK BODIES OF CALIFORNIA,		SUPREME MID-ATLANTIC CORPORATION,
a California corporation		a Texas corporation

By:	/s/ Matthew W. Long	By:	/s/ Matthew W. Long
Name: Matthew W. Long		Name: Matthew W. Long
Title: Chief Financial Officer		Title: Chief Financial Officer

SC TOWER STRUCTURAL LAMINATING, INC., a Texas corporation		SUPREME\MURPHY TRUCK BODIES, INC., a North Carolina corporation

By:	/s/ Matthew W. Long	By:	/s/ Matthew W. Long
Name: Matthew W. Long		Name: Matthew W. Long
Title: Chief Financial Officer		Title: Chief Financial Officer

SUPREME NORTHWEST, L.L.C.,
a Texas limited liability company

By:	/s/ Matthew W. Long
Name: Matthew W. Long
Title: Chief Financial Officer

SUPREME MIDWEST PROPERTIES, INC.,		SUPREME SOUTHEAST PROPERTIES, INC.,
a Texas corporation		a Texas corporation

By:	/s/ Matthew W. Long	By:	/s/ Matthew W. Long
Name: Matthew W. Long		Name: Matthew W. Long
Title: Chief Financial Officer		Title: Chief Financial Officer

Supreme — Acknowledgment to Amendment No. 4 to Amended and Restated Credit Agreement

SUPREME SOUTHWEST PROPERTIES, INC.,		SUPREME ARMORED, INC.,
a Texas corporation		a Texas corporation

By:	/s/ Matthew W. Long	By:	/s/ Matthew W. Long
Name: Matthew W. Long		Name: Matthew W. Long
Title: Chief Financial Officer		Title: Chief Financial Officer

SUPREME WEST PROPERTIES, INC.,		SUPREME STB, LLC,
a Texas corporation		a California limited liability company

By:	/s/ Matthew W. Long	By:	/s/ Herbert M. Gardner
Name: Matthew W. Long		Name: Herbert M. Gardner
Title: Chief Financial Officer		Title: Chairman of the Board

Supreme — Acknowledgment to Amendment No. 4 to Amended and Restated Credit Agreement